UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2023

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Hughes Landing Boulevard, Suite 200 The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 365-2257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2023, Spartan Energy Holdco LLC, the sole member of CSI Compressco GP LLC (the “General Partner”), the general partner of CSI Compressco LP (the “Partnership”), increased the size of the Board of Directors of the General Partner (the “Board”) from eight members to nine members and appointed Joseph Patrick McElroy as a member of the Board.

There are no arrangements, agreements or understandings between the Partnership and Mr. McElroy pursuant to which he was selected as a director. Mr. McElroy does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. He will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors, as described in the Partnership’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 13, 2023.

The news release announcing the appointment of Mr. McElroy to the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	News Release dated July 26, 2023 issued by CSI Compressco LP.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

	By:	CSI Compressco GP LLC,
its general partner

Date: July 26, 2023	By:	/s/ John E. Jackson
John E. Jackson
Chief Executive Officer